Exhibit 99.1

NEWS RELEASE

Comdisco Announces Fiscal 2012 Second Quarter Financial Results

Rosemont, IL – May 14, 2012 - Comdisco Holding Company, Inc. (OTC: CDCO) (“Comdisco”) today reported financial results for its fiscal second quarter ended March 31, 2012. Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002, and under its Plan of Reorganization (the “Plan”), its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the quarter ended March 31, 2012, Comdisco reported net earnings of approximately $351,000, or $0.09 per common share (basic and diluted).  The net earnings were driven in large part by the recognition, during the quarter ended March 31, 2012, of a tax receivable for the Company’s Canadian subsidiary in the amount of approximately $1,500,000.  The per share results for Comdisco were based on 4,028,951 shares of common stock outstanding on March 31, 2012.

For the quarter ended March 31, 2012, total revenue was approximately $211,000 as compared to approximately $353,000 for the quarter ended March 31, 2011.  The decrease was primarily the result of lower foreign exchange gain in the current quarter.  There were equity investment gains of $122,000 for the current year quarter compared to $128,000 in the quarter ended March 31, 2011.  Net cash used in operating activities was approximately $685,000 for the six months ended March 31, 2012 as a result of selling, general and administrative expenses, partially offset by bad debt recoveries and equity proceeds.  The net cash used in operating activities of approximately $1,756,000 for the six months ended March 31, 2011 was primarily the result of selling, general and administrative expenses.

Total assets were approximately $40,653,000 as of March 31, 2012, including approximately $33,330,000 of unrestricted cash and short-term investments, compared to total assets of approximately $39,973,000 as of September 30, 2011, including approximately $33,878,000 of unrestricted cash and short-term investments.  The decrease in cash was primarily a result of selling, general and administrative expenses paid during the six months ended March 31, 2012.

As a result of bankruptcy restructuring transactions, the adoption of fresh-start reporting and multiple asset sales, Comdisco’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to Comdisco’s quarterly report on Form 10-Q filed on May 14, 2012 for complete financial statements and other important disclosures.

About Comdisco
Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to the Plan and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

COMDISCO HOLDING COMPANY, INC.  | 5600 N. RIVER ROAD #800 | ROSEMONT, ILLINOIS 60018

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2011 and Forms 10-Q for the fiscal quarters ended December 31, 2011 and March 31, 2012, respectively.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
312-565-3900
mmoster@lcwa.com